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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 2005


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                     52-1518642
    (State or other             (Commission File               (IRS Employer
    jurisdiction of                 Number)                 Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           FORWARD-LOOKING STATEMENTS

            This report may contain statements relating to the future results of the Company that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the Company's financial condition and results of operations. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Specific factors that could cause future results to vary from current management expectations may be detailed, from time to time in the Company's filings with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
             ------------------------------------------

         Effective April 1, 2005, the Compensation Committee ("Committee") of the Board of Directors of Provident Bankshares Corporation (the "Company") recommended to the Board of Directors, and the Board approved, the acceleration, by one year, of the vesting of all the currently outstanding options granted prior to 2005 to purchase the Company's common stock, including those options held by certain members of senior management. As a result of this action, the vesting of options to purchase 766,575 shares of the Company's common stock was accelerated. Under recently issued accounting pronouncements (SFAS 123R) the Company will be required to recognize compensation expense related to stock options as they vest, which will reduce net income. The acceleration of the vesting of options to purchase 766,575 shares of the Company's common stock will result in an aggregate compensation expense of $324,000 over the modified vesting periods (i.e., 2005 and 2006, with the majority of such expense being recorded in 2005). The amount that would have been expensed for the unvested options granted prior to 2005 had the Company not accelerated the vesting in this manner would have been approximately $1.3 million over the original vesting periods (i.e., 2005, 2006 and 2007). The Board believes that its action to reduce the impact that SFAS 123R will have on earnings over the remaining vesting period of the stock options is in the best interest of the Company's shareholders. The other terms of each of the option grants will remain unchanged.


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ITEM 7.01    REGULATION FD DISCLOSURE.
             ------------------------

         The Company does not expect the actions described in Item 1.01 hereof to impact its prior earnings guidance for the period ending December 31, 2005.

ITEM 8.01    OTHER INFORMATION.
             -----------------

         On March 31, 2005, Provident Bankshares Corporation announced that its subsidiary, Provident Trust II, completed the redemption of Provident Trust II Trust Preferred Securities (NASDAQ: PBKSP) on March 31, 2005.

         A copy of the Company's press release is attached hereto as Exhibit
99.1.

ITEM 9.01    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
             ------------------------------------------------------------------

      (a)    Financial Statements of Business Acquired.

             None.

      (b)    Pro Forma Financial Information.

             None.

      (c)    Exhibits.

             99.1     Press Release dated March 31, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PROVIDENT BANKSHARES CORPORATION


                                     By: /s/ Kevin G. Byrnes
                                         ---------------------------------------
                                         Kevin G. Byrnes
                                         President and Chief Operating Officer

Date:  April 5, 2005